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EXHIBIT 99.1



ERF WIRELESS REPORTS SECOND QUARTER 2007 RESULTS

REPORTS 526% INCREASE IN REVENUES AND STRONG OUTLOOK FOR THE SECOND HALF OF 2007

LEAGUE CITY, Texas--(BUSINESS WIRE)--August 13, 2007--ERF Wireless (OTCBB:ERFW), a leading provider of enterprise-class wireless and broadband products and services, announced today that the company has filed its Form 10-QSB with the Securities and Exchange Commission reporting results for the second quarter ended June 30, 2007.

Dr. H. Dean Cubley, CEO of ERF Wireless, commented, "I am pleased with the results that our management team and employees have achieved across all our business units in the second quarter. Moreover, in addition to the 526% increase in revenue this quarter, the timing of our second quarter report doesn't allow us to fully reflect in this 10Q the significant progress we've already made this year in securing numerous bank network contracts and in designing and developing our US-BankNet system; a secure enterprise-class wireless network for the banking industry. With a sound backlog of contracts already in place, the company is also well-positioned to achieve solid revenue growth in the second half of 2007."

For the second quarter of 2007, the company reported total net sales of $2,424,000, an increase of 526% compared with $387,000 in the second quarter of 2006. The increase in revenue during the second quarter of 2007 as compared to the revenue generated in the second quarter of 2006 was primarily attributed to the substantial progress to date on the $2+ million project with the El Dorado Golf and Beach Club of San Jose del Cabo, Mexico. The company also reported a reduced Loss from Operations of $751,000 for the second quarter of 2007, as compared to a Loss from Operations of $1,443,000 for the second quarter of 2006. The 48% decrease in Loss from Operations was primarily attributed to an overall increase in gross profit of $829,000, primarily attributable to the El Dorado FTTH project, partially offset by a $137,000 increase in operating expenses. Cash used for operating activities in the second quarter of 2007 was $234,000, down from $1,776,000 in the second quarter of 2006. Primary and fully-diluted Net Loss per share for the company's second quarters of 2007 and 2006 were ($0.04) and ($0.13), respectively.


RECENT EVENTS

During and subsequent to the quarter ended June 30, 2007, ERF Wireless has made significant progress with its strategic business plan; as evidenced by the completion and announcement of numerous agreements. These include:

         o The announcement of a contract with First Federal Bank of Louisiana to install a BranchNet encrypted enterprise-class banking network to interconnect the bank's 14 locations throughout Southwestern Louisiana, including the construction of a 300-mile fault-tolerant, encrypted 60-Mb/s network backbone looping from Lake Charles up the western side of the state to Natchitoches, across to Alexandria, and then down the central portion of the state back to Lake Charles.
         o The completion of the initial segment of US-BankNet in part of the state of Louisiana providing contracting financial institutions in Louisiana with high-speed connectivity to key banking service providers, the Federal Reserve, fiber gateways and the Internet.
         o The announcement of the company's first US-BankNet contract with First Federal Bank of Louisiana to supply bandwidth transport across US-BankNet under a seven-year agreement with a number of renewal options that could extend it up to 25 years.
         o The announcement of the company's second US-BankNet contract with Iberville Bank to supply bandwidth transport across US-BankNet under a seven-year agreement including renewal provisions to extend it up to 25 years, thereby facilitating the delivery of additional digital services, including fast access to key banking service providers, redundant routing across the network, encrypted WAN IP transport and access to a 50-mbps Level 3 Internet gateway.
         o The completion of a three-year testing and certification process for the delivery of Wireless Internet Service Products ("WISP") securely across a financial institution's BranchNet system and the company's US-BankNet infrastructure; allowing for the delivery of advanced digital wireless products and services under the brand name WiNet(TM).


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         o    The announcement of a ten-year WiNet System agreement with First
              Federal Bank of Lake Charles, Louisiana, utilizing the banks excess bandwidth and wireless infrastructure to provide wireless Internet products and services to the banks commercial and retail customers across southwest and central Louisiana.
         o The completion of the design, development and assembly of the Fiber-to-the Home ("FTTH") headend facility and the acceptance of the network at the Critical Design Review for the $2+ million contract for the El Dorado Golf and Beach Club in San Jose del Cabo.
         o The announcement of a second ten-year WiNet System Agreement with Iberville Bank in Plaquemine, Louisiana; utilizing the banks excess bandwidth and wireless infrastructure to provide wireless Internet products and services to the bank's commercial and retail customers in the Greater Baton Rouge area.
         o The completion and certification of the first segment of the company's US-BankNet system in the State of Texas.


Additionally, on the financing front; the company entered into an Investment Agreement and Registration Rights Agreement with Dutchess Private Equities Fund, Ltd. The Investment Agreement has no upfront commitment fee shares, no warrants, no fees per draw down, no due diligence fees and no inactivity fees for utilization of the line. Pursuant to this investment agreement, Dutchess shall commit to purchase up to $10,000,000 of our common stock over the course of 36 months at a maximum of a 7% discount to the market price at the time of the draw down.

The company has also completed a $1 million Master Lease Agreement with Agility Solutions Corp. to provide for expansion capital for its growing wireless ISP operations.

R. Greg Smith, CFO of ERF Wireless, commented, "The company expects to complete the construction of both the First Federal Bank of Louisiana BranchNet, the two US-BankNet contracts and the El Dorado FTTH network during the balance of calendar 2007 and, accordingly, will be recognizing the associated revenues for these projects on a percentage of completion method of accounting in subsequent quarters of 2007. Additionally, the company enjoys the benefit of a strong recurring revenue base from its WISP operations and will be launching the delivery of advanced digital wireless products and services in the second half of 2007 under the brand name WiNet(TM); utilizing the banks' excess bandwidth and wireless infrastructure to provide wireless Internet products and services to the banks' commercial and retail customers." Smith added, "With a strong backlog going into the second half of 2007, we are already positioned to achieve significant growth in revenues for the second half of 2007 as compared to the second half of 2006, and that is without any contribution from additional contracts expected for our product and service offerings for financial institutions, additional anticipated FTTH projects in upscale gated communities or planned acquisitions of existing WISP operations."


ABOUT ERF WIRELESS

ERF Wireless Inc. is a fully reporting public corporation (OTCBB: ERFW - News) that specializes in providing secure wireless and broadband product and secure service solutions to banking and commercial clients on a national and international basis. Its principals have been in the network integration, triple-play FTTH, IPTV content delivery, and Internet banking and encryption technology businesses for over 20 years and have constructed encrypted, wireless broadband networks, fiber to the home projects, as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit www.erfwireless.com or call 281-538-2101. (ERFWG)


Forward-looking statements in this release regarding ERF Wireless Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


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CONTACT:
ERF Wireless Inc.
Clareen O'Quinn, 281-538-2101 ext. 113
coquinn@erfwireless.com